                                                                   Exhibit 10.36

                           FORBEARANCE AND STIPULATED
                        CONFESSION OF JUDGMENT AGREEMENT

        This Forbearance and Stipulated Confession of Judgment Agreement ("Agreement") is made and entered into as of October ___, 2002, by and between Ryer Industries, LLC, a Delaware limited liability company ("Borrower") and Planet Polymer Technologies, Inc., a California corporation ("Lender"), and is made with reference to the facts set forth below.

                                    RECITALS

        A. Borrower is indebted to Lender under the terms of a Purchase and Sale Agreement dated December 21, 2001 (the "Purchase and Sale Agreement"), including, without limitation, obligations under the following documents by and between the parties, each dated December 21, 2001: (a) a Promissory Note in the original principal amount of $50,000.00 (the "First Note") and (b) a second Promissory Note in the original principal amount of $250,000.00 (the "Second Note") (First Note and Second Note are collectively referred to herein as the "Notes"); (c) a Security Agreement (the Purchase and Sale Agreement, Notes and the Security Agreement are collectively referred to herein as the "Loan Documents"); and (d) the Consulting Agreement providing for payments of $3,500 per month. The Loan Documents and the Consulting Agreement are collectively referred to herein as the "Contract Documents." The current unpaid principal balance of the First Note is $50,000.00. Late fees on the First Note as of the date hereof are in the amount of $1,000.00. The current unpaid principal balance of the Second Note is $100,000.00. Late fees on the Second Note as of the date hereof are in the amount of $1,600.00. Current delinquent consulting fees under the Consulting Agreement are in the amount of $3,500.00.

        B. The Notes are secured by liens on the Collateral described in the Loan Documents.

        C. Lender has previously notified Borrower and Borrower has acknowledged that Borrower is in default and breach as of August 10, 2002, with respect to certain financial covenants set forth in the Contract Documents (the "Existing Defaults"). As a result of the Existing Defaults, Lender is entitled to exercise any and all of its rights and remedies under the Contract Documents and applicable law, and to collect all amounts owing under the Contract Documents. Any future default of the Existing Defaults by Borrower is referred to herein as a "Future Default."

        D. Borrower and Lender now desire to amend the Contract Documents and impose certain additional obligations upon Borrower, all as more fully set forth herein, notwithstanding the fact that Borrower remains in default under the Contract Documents. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given those terms in the Contract Documents.



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

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual promises and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Lender agrees to: (i) continue to forbear from enforcing its rights and remedies under the Contract Documents due to the Existing Defaults; (ii) extend the maturity date of the Notes to April 1, 2003 ("Maturity Date"); and
(iii) not institute collection proceedings under the Contract Documents as a result of the Existing Defaults until the Maturity Date, provided that: (a) Borrower satisfies the mandatory principal reductions and other obligations set forth in Sections 2 and 3 below as of the applicable dates set forth therein, and (b) Borrower is not otherwise in default under any other terms of the Contract Documents, this Agreement, or any other obligations of Borrower to Lender.

        2. Commencing on the date hereof, Borrower shall be required to make payments of principal and collection fees to Lender under the Notes as modified hereunder, in the following amounts on or before the dates set forth below:

----------------------------------------------------------------------------------------------
        DATE                REVISED PAYMENT         COLLECTION FEE       TOTAL PAYMENT DUE
----------------------------------------------------------------------------------------------
      12-01-02                $25,000.00            $2,500.00 (10%)          $27,500.00
----------------------------------------------------------------------------------------------
      01-01-03                $25,000.00            $2,500.00 (10%)          $27,500.00
----------------------------------------------------------------------------------------------
      02-01-03                $25,000.00            $3,750.00 (15%)          $28,750.00
----------------------------------------------------------------------------------------------
      03-01-03                $25,000.00            $3,750.00 (15%)          $28,750.00
----------------------------------------------------------------------------------------------
      04-01-03                $50,000.00            $7,500.00 (15%)          $57,500.00
----------------------------------------------------------------------------------------------

        3. In addition to the foregoing financial covenants, as a condition to Lender's continued forbearance hereunder, Borrower agrees to: (i) concurrently execute, and cause its counsel to execute, a Stipulated Confession of Judgment Statement in the form and content of Schedule 1 attached hereto and incorporated herein by reference, and any other required pleadings and/or documents to effectively file and enforce such Statement; and (ii) upon execution of this Agreement, pay Lender all past due installments owed by Borrower to Lender under the terms of the Consulting Agreement, which equals one past due installment of $3,500 for the month of August, and to thereafter pay on or before the first day of each month the monthly payment of $3,500 for the remaining term of the Consulting Agreement, which shall be four (4) months after the effective date of this Agreement. As a further condition to Lender's continued forbearance hereunder, Borrower agrees not to directly or indirectly, create, incur or assume any lien, pledge, claim, charge, security interest, mortgage or encumbrance of any nature whatsoever with respect to any of the Collateral pledged under the Security Agreement. Borrower grants and confirms the security interest granted to Lender in the Collateral pledged under the Security Agreement to secure all obligations of Borrower to Lender under the Contract Documents.

        4. Upon execution of this Agreement and Borrower's payment of all past due amounts under the Consulting Agreement referenced above, Lender agrees to continue to perform its obligations under the Consulting Agreement for the remaining term of the Consulting



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



Agreement, as extended, and to forebear for ninety (90) days after otherwise due, the collection of royalties otherwise due under the Purchase and Sale Agreement for the three month period ending September 30, 2002; provided in each case Borrower is not otherwise in default under the Contract Documents. During the term of this Agreement, Lender acknowledges that Borrower will pay such royalties in accordance with Borrower's good faith and reasonable interpretation of the amount and timing of the royalties, however, Lender reserves its rights to contest Borrower's interpretation, which dispute shall be resolved pursuant to binding arbitration through the American Arbitration Association ("AAA") unless otherwise resolved. So long as Borrower is not in default under this Agreement, Lender agrees not to pursue the arbitration or to institute any other action to collect royalties in excess of such amount tendered by Borrower prior to April 15, 2003. Borrower agrees to pay to Lender a late fee equal to ten percent (10%) of each royalty payment not paid to Lender in accordance with the original terms of the Purchase and Sale Agreement; provided, however, if Borrower defaults in any of its obligations and at Lender's request Borrower immediately and voluntarily turns over and delivers to Lender full and unencumbered title and possession of the Collateral, Lender agrees not to seek any deficiency judgment against Borrower for collection of any such late fees.

        5. Borrower hereby represents, warrants and certifies to Lender that each of the acknowledgments, representations and warranties to Lender given to induce Lender to grant this forbearance is true and correct as of the date hereof.

        6. In consideration of Lender's agreement to enter into this Agreement, Borrower hereby further agrees as follows:

                (a) Borrower for itself and its successors and assigns hereby absolutely and irrevocably waives, releases, and forever discharges Lender, and its respective officers, shareholders, directors, agents, servants, contractors, employees, parent and subsidiary corporations, and predecessors-in-interest (collectively, the "Released Parties") from any and all claims, rights, demands, actions, suits, causes of action, damage, counterclaims, defenses, losses, costs, obligations, liabilities, and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Contract Documents or this Agreement (collectively, "Claims"), up to and as of the date hereof, excluding claims related to the calculation of Royalty Sales or Tungsten Sales referenced in the Purchase and Sale Agreement and the calculation and timing of royalties payable with respect to such sales. Claims shall include any damages related to the actions of Lender in administering the Contract Documents or negotiating this Agreement and claims of lender liability, fraud, duress, illegality, usury, waiver, bad faith, interference in the business of any person or any non-performance of any agreement or obligation related thereto, or any statements, representations, acts or omissions, intentional, willful, negligent, or innocent, by any of the Released Parties in any way connected with, relating to, or affecting, directly or indirectly, the Contract Documents or this Agreement; provided, however, that the foregoing shall not constitute a release of Lender's obligations under this Agreement.




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


                (b) Borrower hereby acknowledges that it has not relied upon any representation of any kind made by Lender in making the release set forth above, except as expressly set forth in this Agreement.

                (c) Borrower acknowledges that it may have claims against Lender of which it has no knowledge at the time of the execution of this Agreement. Borrower agrees that the waivers and releases in this Section are specifically intended to and do extend to claims, demands or causes of actions of which Borrower has no knowledge. As to all Claims, Borrower specifically waives the benefit of the provisions of Section 1542 of the California Civil Code, which provides as follows:

                "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Borrower hereby waives the provisions of Section 1542 of the California Civil Code and the provisions of any similar laws. Borrower realizes and acknowledges that factual matters now unknown to it may have given or hereafter give rise to Claims which are presently unknown, unanticipated, and unsuspected, and the release provided hereunder has been negotiated and agreed upon in light of that realization.

                (d) Borrower represents and warrants that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity (other than Lender), any Claim released hereunder or any portion thereof or interest therein, and Borrower agrees to indemnify, defend, and hold the Released Parties harmless from and against any and all such Claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

                (e) It is understood and agreed that this Section shall not be deemed or construed as an admission by Lender of liability of any nature whatsoever arising from or related to the subject matter of this Section.

                (f) The provisions, waivers and releases set forth in this Section are binding upon Borrower and its respective agents, employees, representatives, officers, directors, general partners, limited partners, joint venturers, affiliates, assigns, heirs, successors-in-interest and shareholders.

                (g) Borrower agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then it will pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys' fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.





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

                (h) Borrower acknowledges that it has defaulted in its obligations to Lender under the Security Agreement. Pursuant to the provisions of Division 9 of the California Uniform Commercial Code, as amended, Borrower renounces its rights to require that Lender comply with the provisions in Chapter 6 of Division 9 relating to disposition of the Collateral described in the Security Agreement, including without limitation, consenting to the entry of a Stipulated Confession of Judgment Statement in the form and content of
Schedule 1 attached hereto and the acquisition and retention by Lender of the Collateral described in the Security Agreement in satisfaction of all obligations of Borrower to Lender under the Contract Documents.

                (i) Borrower appoints Lender as Borrower's attorney-in-fact to act for Borrower on Borrower's behalf to execute and deliver a Bill of Sale in the form and content attached hereto as Schedule 2 and incorporated herein by reference, together with such further assignments and documents as may be necessary or appropriate to transfer the Collateral to Lender. Borrower also agrees to take any and all actions and execute any and all other documents in Borrower's name to convey and to transfer the Collateral from Borrower to Lender or such third party as Lender may designate upon the failure of Borrower to pay or observe any obligation of Borrower under this Agreement or the Contract Documents, as amended by this Agreement, unless such obligation is cured by Borrower within five (5) business days after notice by Lender to Borrower, including payment of any late fees, attorney's fees or collection costs.

                (j) The provisions of this Section 6 shall survive payment in full of the obligations under the Contract Documents, termination of this Agreement, and full performance of all the terms of this Agreement.

        7. Miscellaneous

                (a) Each of the parties hereto agrees to execute all documents and instruments and to take all other actions as may specifically be provided for herein or as may be required in order to consummate the purposes of this Agreement. Each party hereto shall diligently and in good faith pursue the satisfaction of all conditions and contingencies to be satisfied by it in this Agreement.

                (b) Except as specifically set forth herein, no third party shall be benefitted by any of the provisions of this Agreement, nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party not specifically referenced herein.

                (c) Nothing in this Agreement shall constitute a waiver by Lender of rights or remedies with respect to the Existing Defaults or any other default or Event of Default under the Contract Documents, except as expressly set forth in this Agreement. Lender has no obligation, and has made no commitment to modify or extend any term of the Contract Documents, to waive any default or Event of Default, or to forebear from exercising its remedies under the Contract

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


Documents, except as expressly set forth in this Agreement. Borrower's obligations hereunder shall continue to be secured by the Security Agreement.

                (d) The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the Contract Documents. [INITIAL HERE ____________] This waiver shall apply to any subsequent amendments, renewals, supplements, or modifications to this Agreement.

                (e) Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Agreement. The parties intend that all time periods specified in this Agreement shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties.

                (f) Borrower agrees to reimburse and pay to Lender, on demand, all costs and expenses which Lender may incur as a result of or in connection with the Existing Defaults, and enforcement of this Agreement, including without limitation, attorneys' fees and costs incurred by Lender in connection with legal advice received by Lender relating to the Existing Defaults, or actions required to cure such defaults. Attorneys' fees and costs in connection with the preparation of this Agreement in the amount of no more than $5,000 shall be payable concurrently herewith, and Borrower acknowledges and agrees that such fees and costs are reasonable. In addition, the prevailing party in any arbitration, litigation or dispute over rights, remedies or duties arising under this Agreement shall be entitled to recover, in addition to other appropriate relief, its reasonable costs and expenses, including, without limitation, attorneys' fees and court costs. Such entitlement shall include costs and expenses incurred in the collection of any judgment or settlement.

                (g) This Agreement, and the other documents executed concurrently herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. Any Schedules attached hereto and referenced herein, including but not limited to, the Stipulated Confession of Judgment and related pleadings attached as Schedule 1 and the Bill of Sale attached as
Schedule 2 are hereby incorporated into this Agreement.

                (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Agreement shall not be binding on Lender until all parties have executed it.

                (i) This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of California, and in any action brought under or arising out of this Agreement, the parties (i) consent to the jurisdiction of any competent court within San Diego County, California, (ii) agree that venue shall be proper in San Diego County, California and (iii) consent to service of process by certified mail at the address of each party stated in the Purchase and Sale Agreement. Such service of process shall be deemed accepted no later than two (2) days after the postmarked date of the mailing. Borrower covenants not to seek any protection under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law until one hundred twenty



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



(120) days after payment of the last amount paid pursuant to Section 2 of this Agreement or entry of judgment in favor of Lender pursuant to the Stipulated Confession of Judgment Statement, whichever occurs earlier.

                (j) Except as expressly modified by this Agreement and the documents contemplated hereby, no other changes to the Contract Documents are being made and all provisions of the Contract Documents shall remain in full force and effect.

                (k) The relationship between Lender and Borrower is that of a lender and a borrower and not as partners or joint venturers. Lender owes no fiduciary duty to Borrower.

                (l) The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties to this Agreement.

                (m) The parties acknowledge that each party and its counsel have reviewed this Agreement and the documents executed in connection herewith. The parties agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith.

                (n) If any provision of this Agreement or any of the Notes or the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


BORROWER:                               LENDER:

Ryer Industries, LLC,                   Planet Polymer Technologies, Inc.
a Delaware limited liability company    a California corporation




By:                                     By:
   ------------------------------          -------------------------------------
Its:                                    Its:
    -----------------------------            -----------------------------------




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                                   SCHEDULE 2

                                  BILL OF SALE

        For valuable consideration, the receipt of which is acknowledged, Ryer Industries, LLC, a Delaware limited liability company ("Grantor"), hereby conveys, remises, releases, and quitclaims to Planet Polymer Technologies, Inc., a California corporation ("Grantee"), all of Grantor's right, title, and interest in and to all that personal property described in EXHIBIT "A" attached hereto and incorporated by reference, which was originally sold by Grantee to Grantor pursuant to that Purchase and Sale Agreement between the parties dated December 21, 2001.

        GRANTOR:

        RYER INDUSTRIES, LLC, a Delaware
        limited liability company

               By: Planet Polymer Technologies, Inc.,
               a California corporation
               Its: Attorney-in-fact

                      By:
                         -------------------------------------
                      Its:
                          ------------------------------------

                                   EXHIBIT "A"

1. EQUIPMENT.

Weigh scales
Blender Mixer
Dessicant dryer
S/S extruder
Twin screw extruder
Melt pump
Powder feeders
Take off conveyors
Granulator
Pellitzer
Debinding tanks
Sinter furnace
Molding machine
Melt indexer
Pychometer
Mold tools
Fork Lift
Misc. equipment

2. INTELLECTUAL PROPERTY COLLATERAL.

Patent U.S. 5,977,230
Patent Japan 3,142,828
Patent U.S. 6,008,281
Pending Patent - Singapore of U.S. 5,977,230
Applied Patent -- U.S. Dense Metal Composites
AQUAMIM trademarks and trade names

3. DOCUMENTS. All right, title and interest of Grantor in all existing business relationships, general intangibles, development projects, business development programs, files, books and records, customer lists and customer information, existing orders and contracts, computer software and similar data, information, contacts and related supplier and third-party information used in Grantor's business.

4. PROCEEDS. Any "proceeds," as such term is presently or hereafter defined in
Article 9 of the California Uniform Commercial Code, as amended, now owned or hereafter acquired by Grantor and which arise out of or based upon the foregoing assets used in Grantor's business, and in any event shall include, without limitation: any and all Proceeds of any of the foregoing, including, without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the personal property described in this Exhibit "A", whether cash or non-cash, all rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory, substitutions, additions, accessions, replacements, products, and renewals of, for, or to such property and all insurance therefor.